EXHIBIT 23.4

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statement of HFS Incorporated (the "Company") on Form S-8 of our report dated June 22, 1995 (except for Note 13, as to which the date is October 12, 1995), related to the financial statements of Century 21 of Eastern Pennsylvania, Inc. as of and for the years ended April 30, 1995 and 1994, included in the Company's Current Report on Form 8-K dated February 16, 1996.



s/WOOLARD, KRAJNIK & COMPANY, LLP

Exton, Pennsylvania
June 18, 1996